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Exhibit 1.1

SCIELE PHARMA, INC.

$250,000,000
      % Contingent Convertible Senior Notes due 2027

UNDERWRITING AGREEMENT

New York, New York
May    , 2007

UBS Securities LLC
    as Representative of the several Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

        Sciele Pharma, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative, $250,000,000 aggregate principal amount of its      % Contingent Convertible Senior Notes due 2027 (the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to $37,500,000 additional principal amount of such Contingent Convertible Senior Notes to cover over-allotments, if any (the "Option Securities"; and together with the Underwritten Securities, the "Securities"). The Securities are convertible into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company to the extent set forth in the Final Prospectus. The Securities are to be issued under an indenture to be dated May    , 2007 (the "Indenture"), between the Company and LaSalle Bank National Association, as trustee (the "Trustee"). Any reference herein to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.

        1.    Representations and Warranties.    The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Except as otherwise indicated, for purposes of this Agreement, Alliant Pharmaceuticals, Inc. and its subsidiaries (taken together, "Alliant") shall be deemed to be a Subsidiary (as defined herein) and all representations made by the Company with respect to Alliant are made to its knowledge.

          (a)   The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (file number            ) on Form S-3 for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), the Preliminary Prospectus, which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b)   On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Applicable Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any of the Underwriters consists of the information described as such in Section 8 hereof.

          (c)   At the Applicable Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(c) do not apply to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative specifically for inclusion in the Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

          (d)   (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

          (e)   Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished to the

  Company in writing by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

          (f)    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate or other power and authority to own or lease its properties and conduct its business as described or incorporated by reference in the Disclosure Package and the Final Prospectus and as being conducted. Each of the subsidiaries of the Company listed on Schedule II (each, a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing or active status under the laws of the jurisdiction of its incorporation or formation, with corporate or other power and authority to own or lease its properties and conduct its business as described or incorporated by reference in the Disclosure Package and the Final Prospectus and as being conducted. Schedule II sets forth a true, correct and complete list of each subsidiary of the Company. Except as set forth on such Schedule, the Company has no subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each of the Company and the Subsidiaries is duly qualified to transact business and in good standing in all jurisdictions in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the business, management, properties, assets, rights, operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). Except as set forth on Schedule II attached hereto or otherwise disclosed or incorporated by reference in the Disclosure Package and the Final Prospectus, the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except for the shares of capital stock of Alliant) are owned by the Company or another Subsidiary free and clear of all liens, encumbrances, equities, claims and restrictions on transferability (other than those imposed by the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. None of the outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights of any security holder of such Subsidiary or any federal or state securities laws. Upon the closing of the acquisition of Alliant as contemplated by that certain Agreement and Plan of Merger, dated as of April 24, 2007, by and among the Company, SP Acquisition Corp., Alliant, the shareholders of Alliant, and John N. Kapoor, as Shareholder Representative (the "Alliant Agreement"), the Company will own all of the outstanding capital stock of Alliant free and clear of all liens, encumbrances, equities, claims and restrictions on transferability, except for the pledge of all Alliant securities under the Company's Credit Agreement (defined below).

          (g)   The information set forth under the caption "Capitalization" in the Disclosure Package and the Final Prospectus is true and correct as of their respective dates. The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description of such Common Stock contained in the Disclosure Package and Final Prospectus, and no preemptive rights of stockholders exist with respect to the capital stock or any other securities of the Company or the issue and sale thereof. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or similar rights of any security holder of the Company or any federal or state securities laws. The shares of Common Stock to be issued upon conversion of the Securities have been duly authorized and reserved, and when issued upon conversion of the Securities will be validly issued, fully paid and non-assessable; no preemptive rights of stockholders exist with respect to any of the shares of Common Stock to be issued upon conversion of the Securities. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's certificate of incorporation, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound, or, to the knowledge of the Company, to which any stockholder is a party or by which any stockholder is bound. Neither the offering or sale of the Securities contemplated by this Agreement nor the filing of the Registration Statement gives rise or shall give rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any securities of the Company.

          (h)   The Company has all requisite corporate power and authority to execute and deliver the Securities and perform each of its obligations under the Securities. The Securities, when issued, will be in the form contemplated by the Indenture. The Securities have each been duly and validly authorized by the Company and, when executed and issued by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will conform to "Description of the Notes" in the Disclosure Package and the Final Prospectus, will have been duly executed, issued and delivered and shall constitute valid and legally binding obligations of the Company (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Securities by the Trustee in accordance with the Indenture), entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (i)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture has been duly and validly authorized by the Company, and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will have been duly executed and delivered and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (j)    The Alliant Agreement has been duly and validly authorized and executed by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (k)   The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

          (l)    The consolidated financial statements of the Company and the Subsidiaries (other than Alliant), together with related notes and schedules, set forth or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly the financial position and the results of operations, stockholder's equity and cash flows of the Company and the Subsidiaries (other than Alliant), at the indicated dates and for the indicated periods. Such financial statements and related notes and schedules comply as to form in all material respects with the requirements of the Securities Act, have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Disclosure Package and the Final Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

          (m)  BDO Seidman, LLP, who has certified certain of the financial statements of the Company as set forth in its reports incorporated by reference in the Disclosure Package and the Final Prospectus, is an independent public accountant as required by the Securities Act and the applicable rules and regulations thereunder.

          (n)   There is no action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries or any of their respective directors or officers, or of which any of their respective properties is or would be subject at law or in equity, before any court or administrative agency, domestic or foreign, or otherwise which if determined adversely to the Company or any of its Subsidiaries might result in a Material Adverse Effect or might prevent the consummation of the transactions contemplated hereby or in the Indenture or the Securities, except as set forth in the Disclosure Package and the Final Prospectus.

          (o)   Each of the Company and the Subsidiaries has good and marketable title or a valid and subsisting license to all of the properties and assets reflected in the consolidated financial statements described above or described or incorporated by reference in the Disclosure Package and the Final Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except as reflected in the consolidated financial statements described above or described or incorporated by reference in the Disclosure Package and the Final Prospectus (including the security interest granted to and pledges in favor of the Lenders (as defined in the Credit Agreement (as defined below)) pursuant to the Credit Agreement, dated as of September 18, 2006, among the Company, as the borrower, UBS Securities LLC and LaSalle Bank National Association, as joint lead arrangers, UBS AG, Stamford Branch, as administrative agent, and various other lenders, as amended (the "Credit Agreement")) or which are not material in amount. Each of the Company and the Subsidiaries occupy its leased properties under valid and binding leases or subleases conforming in all material respects to the description thereof set forth or incorporated by reference in the Disclosure Package and the Final Prospectus and no default by the Company or such Subsidiary, as the case may be, has occurred or is continuing thereunder which would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

          (p)   The Company and the Subsidiaries have timely filed all federal, state, local and foreign tax returns that have been required to be filed (taking into account any applicable extensions) and have paid all taxes indicated by said returns and all assessments received by them or any of them through the Applicable Time, to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles. All tax liabilities (including those being contested in good faith) of the Company and the Subsidiaries have been adequately provided for in the consolidated financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

          (q)   Since the respective dates as of which information is given or incorporated by reference in the Disclosure Package and the Final Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or otherwise materially affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than the transactions contemplated by the Alliant Agreement and transactions in the ordinary course of business and changes and transactions described in the Disclosure Package and the Final Prospectus, (iii) there has not been any change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company and the Subsidiaries (other than Alliant) have no material liabilities or obligations, direct or contingent, that are not disclosed in the Company's consolidated financial statements that are incorporated by reference or otherwise included in the Disclosure Package and the Final Prospectus.

          (r)   Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both will be, in violation of or in default under its certificate of incorporation or by-laws or other comparable documents or under any agreement, lease, contract, indenture or other instrument or obligation (including the Alliant Agreement) to which the Company or any of the Subsidiaries is a party or by which any of them, or any of their properties, is bound, in any such case which would reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture, the Securities and the Alliant Agreement, the issuance and sale of the Securities to the several Underwriters by the Company pursuant to this Agreement, the issuance by the Company of the Common Stock issuable upon conversion of the Securities and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof shall not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under (or an event that with the giving of notice or lapse of time or both would constitute a default or Repayment Event under), or result in the imposition or creation of (or the obligation to create or impose) a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary with respect to, (i) the certificate of incorporation or by-laws or other comparable documents of the Company or any Subsidiary, (ii) except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, any statute, agreement or instrument (including the Alliant Agreement) to which the Company or any of the Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject, or (iii) except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties. As used in this Agreement, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

          (s)   Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Indenture, the Securities and the Alliant Agreement, the consummation of the transactions herein contemplated and the application of the proceeds from the issuance and sale of the Securities has been obtained or made and is in full force and effect, except for (i) such additional steps as may be necessary to qualify the Securities for offering by the Underwriters under state securities or "Blue Sky" laws and (iii) with respect to filing the Final Prospectus with the Commission in accordance with Rule 424(b) under the Securities Act.

          (t)    Each of the Company and the Subsidiaries at the Applicable Time holds all licenses, certificates, approvals, consents, permits and other authorizations, except those for which the failure of which to hold would not reasonably be expected to have a Material Adverse Effect (collectively, "Permits") from all federal, state, foreign and other governmental or regulatory authorities that are necessary to the conduct of its businesses as such business is currently conducted and as described in the Disclosure Package and Final Prospectus, and has fulfilled and performed in all material respects its obligations with respect to the Permits. All such Permits are valid and in full force and effect, except where the invalidity of such Permit or the failure of such Permit to be in full force and effect would not reasonably be expected to have a Material Adverse Effect (and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such Permit to be withdrawn, cancelled, suspended or not renewed which would reasonably be expected to have a Material Adverse Effect). As of the Applicable Time and except as necessary to conduct the business or as described in the Disclosure Package and Final Prospectus, the Company has filed or obtained any registration, application, license, request for exemption, permit or other regulatory authorization with the U.S. Food and Drug Administration (the "FDA") or any other federal, state, local or foreign regulatory body in order to conduct its business as described in the Disclosure Package and Final Prospectus. The clinical trials, studies and other preclinical tests conducted by or on behalf of the Company that are described in the Disclosure Package and Final Prospectus (the "Company Studies"), have been and will continue to be conducted in accordance with experimental protocols, procedures and controls generally used by qualified experts in preclinical or clinical trials; the descriptions of the results of such Company Studies contained in the Disclosure Package and Final Prospectus are accurate and complete in all material respects; and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Disclosure Package and Final Prospectus or the documents incorporated therein by reference.

          (u)   The Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on their businesses in all material respects; neither the Company nor the Subsidiaries have, to the Company's knowledge, infringed, and neither the Company nor the Subsidiaries have received written notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its licensors. There are no outstanding material options, licenses or agreements of any kind relating to the Intellectual Property of the Company and the Subsidiaries that are not described in the Disclosure Package and the Final Prospectus or incorporated by reference therein and are not fairly and accurately described in all material respects. Neither the Company nor any Subsidiaries are a party to or bound by any material options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are not set forth in the Disclosure Package and the Final Prospectus or incorporated by reference therein and are not described in all material respects. None of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or any of their officers, directors or employees or, to the Company's knowledge, otherwise in violation of the rights of any persons; neither the Company nor any Subsidiary has received any written or oral communications alleging that the Company or any Subsidiary has violated, infringed or conflicted with, or, by conducting its business as set forth in the Disclosure Package and the Final Prospectus or incorporated by reference therein, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company. Except as set forth in the Disclosure Package and the Final Prospectus or incorporated by reference therein, neither the Company nor any of the Subsidiaries is under any obligation to pay any material third-party royalties or fees of any kind whatsoever with respect to the Intellectual Property developed, employed or used in the Company's or any Subsidiaries' business as currently conducted and as proposed to be conducted as discussed or incorporated by reference in the Disclosure Package and the Final Prospectus. A true and complete list of patents material to the Company's and the Subsidiaries' businesses is set forth on Schedule III attached hereto.

          (v)   Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities or which is prohibited by Regulation M ("Reg M") under the Exchange Act. The Company acknowledges that the Underwriters may engage in stabilizing transactions in the Securities in accordance with Reg M.

          (w)  Neither the Company nor any Subsidiary is, and after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Disclosure Package and the Final Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the "Investment Company Act").

          (x)   Neither the Company nor any of the Subsidiaries nor any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, at the Applicable Time.

          (y)   Except as described or incorporated by reference in the Disclosure Package and the Final Prospectus or as would not have a Material Adverse Effect, (i) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (ii) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law to conduct their respective businesses, and is and has at all times since their issuance been in compliance with all Permits required under any applicable Environmental Laws and each such filing, notice and Permit is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary, (v) neither the Company nor any Subsidiary has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state or foreign law, (vi) no property or facility of the Company or any Subsidiary is (A) listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any foreign, federal, state or local governmental authority and (vii) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit, or proceeding by any private or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Environmental Laws.

        For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state, foreign and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (z)   The Company and the Subsidiaries have not incurred any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Permits or any potential liabilities to third parties) which are ongoing and which would reasonably be expected to have a Material Adverse Effect.

          (aa) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or the Subsidiaries that is pending or, to the knowledge of the Company, threatened, that would have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of the Company's or any of the Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

          (bb) The Company and the Subsidiaries carry, or are covered by, insurance with insurers of nationally recognized reputation in such amounts and covering such risks as is generally deemed adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries, and all such insurance is in full force and effect.

          (cc) Each "pension plan" (as defined in the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA")) of the Company and the Subsidiaries has been administered and maintained in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" subject to Title IV of ERISA for which the Company or any Subsidiary would have any liability; the Company and the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code has received from the Internal Revenue Service a determination letter that such "pension plan" is so qualified in all material respects and, to the knowledge of the Company and the Subsidiaries, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (dd) Except as disclosed in the Disclosure Package and the Final Prospectus or as incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 or the Company's proxy statement filed with the Commission on Schedule 14A on March 13, 2007, there are no business relationships or related party transactions which would be required to be disclosed in a registration statement under the Act by Item 404 of Regulation S-K of the Commission, and each business relationship or related party transaction described in the Disclosure Package and the Final Prospectus is a fair and accurate description of the relationships and transactions so described in all material respects.

          (ee) Except as described in or contemplated by the Disclosure Package and the Final Prospectus or in documents incorporated by reference therein, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock.

          (ff)  All of the shares of Common Stock issuable upon conversion of the Securities have been duly accepted for listing on the Nasdaq Global Market, subject to official notice of issuance.

          (gg) The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. Each document filed, or to be filed prior to the closing of transactions contemplated by this Agreement, by the Company pursuant to the Exchange Act and incorporated, or to be incorporated, by reference in the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) at the time filed with the Commission conformed, or will conform, in all material respects with the Exchange Act and the applicable rules and regulations thereunder, and, when read together and with the other information in the Disclosure Package and the Final Prospectus and as such documents may be modified or superseded by the Disclosure Package and the Final Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (hh) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders, except as set forth or incorporated by reference in the Disclosure Package and the Final Prospectus.

          (ii)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to the Company's chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers and principal financial officers of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is and, to the knowledge of the Company, all of its directors and executive officers (in their capacity as such) are, otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act.

          (jj)   The Company and the Subsidiaries (other than Alliant) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (kk) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

          (ll)   The Company has amended the Credit Agreement so as to permit the offering of the Securities and the transactions contemplated hereby and thereby.

        Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby and pursuant to the provisions therein.

        2.    Purchase and Sale.    (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of       % of the principal amount thereof, plus accrued interest, if any, from May    , 2007 to the Closing Date, the principal amount of Underwritten Securities set forth opposite such Underwriter's name on Schedule I hereto.

        (b)   Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Securities at the same purchase price as the Underwriters shall pay for the Underwritten Securities, plus accrued interest, if any, from May    , 2007 to the settlement date for the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 13th day after the date of the Final Prospectus upon written notice by the Representative to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

        3.    Delivery and Payment.    Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on May     , 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities

shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

        If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

        4.    Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

        5.    Agreements.    The Company agrees with the several Underwriters that:

          (a)   Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any preliminary prospectus) to the Preliminary Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form reasonably approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

          (b)   To prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

          (c)   If any event occurs or information becomes known as a result of which the Disclosure Package would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Disclosure Package in order to comply with applicable law, the Company will promptly notify the Representative thereof and will prepare, at the Company's expense, an amendment or supplement to the Disclosure Package that corrects such statement or omission or effects such compliance.

          (d)   If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (1) notify the Representative of any such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (4) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (e)   As soon as practicable, the Company will make generally available to its security holders an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

          (f)    The Company will furnish to the Representative and counsel for the Underwriters, without charge, a conformed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all such documents.

          (g)   The Company will cooperate with the Representative in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Representative may designate and will continue such qualification in effect for as long as may be necessary to complete the initial resale of the Securities by the several Underwriters; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

          (h)   The Company agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer

  Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

          (i)    No offering, sale, short sale or other disposition of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative. The foregoing sentence shall not apply to the issuance by the Company of any shares of Common Stock upon (i) the exercise of outstanding options or options issued prior hereto or hereafter pursuant to the Company's existing stock option or purchase plans, described in the Disclosure Package and the Final Prospectus, (ii) the conversion of the Company's outstanding 1.75% Contingent Convertible Senior Notes due 2024 or (iii) the conversion of the Securities.

          (j)    The Company shall have caused each of its directors and executive officers to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, the form of which is attached hereto as Exhibit B, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of the Representative (the "Lockup Agreements").

          (k)   The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or could reasonably be expected to constitute, the unlawful stabilization or manipulation of the price of any securities of the Company.

          (l)    The Company shall apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Disclosure Package and the Final Prospectus.

          (m)  The Company will reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

          (n)   Between the Applicable Time and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the Conversion Rate, as defined in the Indenture.

          (o)   The Company will use all commercially reasonable efforts to ensure that the Common Stock issuable upon conversion of the Securities remains authorized for listing following the Closing Date.

          (p)   For so long as any Securities remain outstanding, the Company will furnish to the Representative copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Securities (other than any such reports or financial statements that are filed with the Commission electronically via EDGAR or any successor system).

          (q)   The Company will cooperate with the Underwriters and use all reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company and such other clearance and settlement systems that the Representative may designate.

          (r)   For as long as any Securities remain outstanding, the Company shall take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an "investment company" within the meaning of the Investment Company Act if the Company's becoming an investment company would affect the ability of the Company to perform any of its obligations with regard to the Securities or would affect any holder's rights with regard to the Securities or restrict any holder's ability to transfer the Securities.

        6.    Conditions to the Obligations of the Underwriters.    The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions (any of which may be waived in writing by the Representative):

          (a)   The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b)   On the Closing Date, the Representative shall have received the opinion, dated as of the Closing Date, and addressed to the Representative on behalf of the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, in substantially the form attached hereto as Exhibit A. In rendering such opinion, Paul, Hastings, Janofsky & Walker LLP shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

          (c)   The Representative shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher LLP, counsel for the Underwriters, with respect to certain legal matters relating to this Agreement, and such other related matters as the Representative may reasonably require. In rendering such opinion, Willkie Farr & Gallagher LLP shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

          (d)   The Representative shall have received from BDO Seidman, LLP, independent public accountants for the Company, comfort letters, at the time of execution of this Agreement and at the Closing Date, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

          (e)   The representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct and all other representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, in each case on and as of the Closing Date as if made on and as of the Closing Date, unless specifically limited to a certain date; the Company shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto after the date hereof) subsequent to the date of the most recent financial statements in the Disclosure Package and the Final Prospectus, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (f)    The issuance and sale of the Securities pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority.

          (g)   The Representative shall have received a certificate, dated the Closing Date, signed by the Company's chief executive officer and its chief financial officer to the effect that:

              (i)  The representations and warranties of the Company in this Agreement are true and correct in all material respects as if made on and as of the Closing Date, and the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

             (ii)  At the Closing Date, since the date of this Agreement or since the date of the most recent financial statements in, or incorporated by reference in, the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto after the date hereof), no event or development occurred that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

            (iii)  Such officer has carefully examined the Disclosure Package and the Final Prospectus; in such officer's opinion and to the best of such officer's knowledge, neither the Disclosure Package and the Final Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (iv)  Since the date of this Agreement or since the date of which information is given in the Disclosure Package and the Final Prospectus, except as described in or contemplated by the Disclosure Package and the Final Prospectus, neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations direct or contingent (other than in the ordinary course of business) that are material to the Company and the Subsidiaries taken as a whole or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries that is material to the business, condition (financial or other) or results of operations or prospects of the Company and the Subsidiaries at and as of the Closing Date, taken as a whole; and

             (v)  The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

          (h)   The Indenture shall have been duly executed and delivered by the Company and the Trustee, and when duly executed and delivered shall conform to the description thereof, or incorporated by reference, in the Disclosure Package and the Final Prospectus; and the Securities shall have been duly executed by the Company, and the Securities shall have been duly authenticated by the Trustee.

          (i)    On or before the Closing Date, the Representative and counsel for the Underwriters shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company.

          (j)    The Lockup Agreements described in Section 5(j) hereof shall be in full force and effect.

          (k)   Subsequent to the time of execution of this Agreement, there shall not have been (i) any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or that such organization has under surveillance or review (other than any such notice with positive implications of a possible upgrading) its rating of the Company's or any Subsidiary's debt securities.

          (l)    On the Closing Date, the Company shall have furnished to the Representative a certificate of the Company, signed by the Executive Vice President and Chief Financial Officer,

  Secretary and Treasurer of the Company, dated as of the Applicable Time, with respect to certain financial information of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus to the effect of Exhibit C.

        If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 6 shall be delivered at the office of Willkie Farr & Gallagher LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019, on the Closing Date.

        7.    Reimbursement of Underwriters' Expenses.    The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including all costs and expenses incident to: (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the Disclosure Package and the Final Prospectus and any amendments or supplements thereto, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the preparation (including printing), issuance and delivery to the Underwriters of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, (vi) the expenses of the Company in connection with any meetings with prospective investors in the Securities, (vii) the fees and expenses of the Trustee, including fees and expenses of its counsel, (viii) all expenses and filing fees (including reasonable fees and disbursements of counsel for the Underwriters) incident to any review by the NASD of the terms of the sale of the Securities, (ix) the listing fees of the Nasdaq Global Market with respect to the shares of Common Stock issuable upon conversion of the Securities and (x) any fees charged by investment rating agencies for the rating of the Securities. If the issuance and sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Sections 10(a), (e) and (g) hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by any Underwriter of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company will promptly reimburse the Underwriters severally through the Representative upon demand for reasonable out-of-pocket expenses (including fees, disbursements and charges of Willkie Farr & Gallagher LLP, counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities but the Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by the Underwriters of the Securities or other consequential or special damages.

        8.    Indemnification and Contribution.    (a) The Company will indemnify and hold harmless each Underwriter, each of its affiliates, partners, directors, officers, agents, representatives and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such affiliate, partner, director, officer, agent, representative, employee or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus (including the Preliminary Prospectus), the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof, or in any amendment thereof or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and each such affiliate, partner, director, officer, agent, representative, employee and controlling person for any legal or other expenses reasonably incurred by such Underwriter, such affiliate, partner, director, officer, agent, representative, employee and controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below. The foregoing indemnity shall not apply to any free writing prospectus (that does not constitute a Permitted Free Writing Prospectus) used by the Underwriters in violation of Section 5(h) hereof.

        (b)   Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors, officers, agents, representatives and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus (including the Preliminary Prospectus), the Final Prospectus or the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf such Underwriter specifically for use therein as specified below, and, subject to the limitation set forth immediately preceding this clause, will reimburse any legal or other expenses reasonably incurred by the Company or any such affiliate, director, officer, agent, representative, employee or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the Final Prospectus furnished on behalf of each Underwriter: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions, discounts and reallowances, (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids and (iv) the paragraph related to electronic distributions of the prospectus supplement under the heading "Underwriting"; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(b) of this Agreement.

        (c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to so notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to in writing by such indemnifying party, which consent shall not be unreasonably withheld or delayed.

        (d)   If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder and (ii) any person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

        (e)   The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

        9.    Termination.    This Agreement may be terminated in the sole discretion of the Representative by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if after the date of this Agreement and at or prior to the Closing Date:

          (a)   either (A) the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Representative, individually or in the aggregate, has had or has a Material Adverse Effect, (B) there shall have been any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole which, in the sole judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the delivery of the Securities as contemplated by the Final Prospectus or to enforce contracts for the sale of the Securities, or (C) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook;

          (b)   trading in securities generally on The New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market shall have been suspended, limited or maximum or minimum prices shall have been established on any such exchange or market;

          (c)   a banking moratorium shall have been declared by the State of New York or United States authorities;

          (d)   there shall have been (A) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, (B) any declaration of war, an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity, crisis or emergency or (C) any change in the political or economic conditions or any material change in the financial markets of the United States or currency exchange rate or exchange controls as would, in the case of (A), (B) or (C) above and in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the completion of the offering or the delivery of the Securities as contemplated by the Final Prospectus or to enforce contracts for the sale of the Securities;

          (e)   the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representative's reasonable opinion materially and adversely affects or may materially and adversely affect, individually or in the aggregate, the business or operations of the Company;

          (f)    the occurrence of a material disruption in securities settlement, payment or clearance services in the United States shall have occurred;

          (g)   the suspension or limitation of trading of the Common Stock by the Nasdaq Global Market, the Commission or any other governmental authority; or

          (h)   the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Representative's reasonable opinion has a material adverse effect on the securities markets in the United States and would make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

        Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Section 8 hereof.

        10.    Representations and Indemnities to Survive.    The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers or directors and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriters or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 7, 8 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

        11.    Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or sent by fax and confirmed to them, care of UBS Securities LLC, at UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attention: David K. Boston; or, if sent to the Company, will be mailed, delivered or sent by fax and confirmed to it at 5 Concourse Parkway, Suite 1800, Atlanta, Georgia 30328, attention: Chief Financial Officer, with a copy to Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30308, Attention: Tinley Anderson, III.

        12.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

        13.    No Advisory or Fiduciary Relationship.    The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

        14.    Integration.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

        15.    Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York (without regard to the conflict of law provisions thereof).

        16.    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        17.    Headings.    The section headings used herein are for convenience only and shall not affect the construction hereof.

        18.    Definitions.    The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Applicable Time" shall mean    :00 PM (New York City time) on the date of this Agreement or such other time as agreed by the Company and the Representative.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Disclosure Package" shall mean (i) the Preliminary Prospectus, as amended and supplemented to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Final Prospectus" shall mean the prospectus relating to the Securities that was first filed pursuant to Rule 424(b) after the time of execution of this Agreement.

          "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

          "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

          "Preliminary Prospectus" shall mean the most recent preliminary prospectus which is used prior to the filing of the Final Prospectus.

          "Registration Statement" shall mean the Registration Statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such Registration Statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

          "Rule 158", "Rule 164", "Rule 172", "Rule 405", "Rule 415", "Rule 424", "Rule 430B", "Rule 433" and "Rule 462" refer to such rules under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        19.    Miscellaneous.    UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Securities LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,
SCIELE PHARMA, INC.
		By:	Name: Title:
CONFIRMED AND ACCEPTED, as of the date first above written:
UBS SECURITIES LLC
By:
By:	Name: Title:
By:	Name: Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.

SCHEDULE I

Underwriter	Principal Amount of Underwritten Securities to be Purchased
UBS Securities LLC	$
Thomas Weisel Partners LLC	$
Total		$250,000,000

SCHEDULE II

Subsidiaries	Jurisdictions of Qualification
Alliant Pharmaceuticals, Inc.(1)	Georgia California Missouri New Jersey Washington West Virginia
Sciele Pharma Sales, Inc.	Delaware
Sciele Pharma Cayman Limited	Cayman Islands
Sciele Pharma Ireland Limited	Ireland
Sciele Pharma (Cyprus) Limited	Cyprus
Sciele Pharma Netherlands, B.V.	The Netherlands

(1)
Presented as if the Company's acquisition of Alliant Pharmaceuticals, Inc. had closed as of the date of this Agreement.

SCHEDULE III

Material Patents

[INTENTIONALLY EXCLUDED]

SCHEDULE IV

(1)
Pricing term sheet dated            , 2007.

EXHIBIT A

Opinion of
Paul, Hastings, Janofsky & Walker LLP
Counsel for the Company

          (i)  Each of the Company and the Subsidiaries is duly organized, validly existing and, as to the Company and the Subsidiaries that are corporations, in good standing under the laws of its jurisdiction of organization, and has all requisite corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus. Each of the Company and the Subsidiaries is duly qualified to transact business in the states set forth opposite their respective names on Schedule II attached to the Underwriting Agreement.

         (ii)  The Company has the authorized capital stock as set forth under "Capitalization" in the Disclosure Package and the Final Prospectus; all of the authorized shares of the capital stock of the Company and of each Subsidiary have been duly authorized; all of the outstanding shares of Common Stock and the capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights or any federal or state securities laws; all of the outstanding shares of capital stock of the Subsidiaries (other than Alliant) are owned by the Company or another Subsidiary, insofar as such counsel is aware, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting.

        (iii)  Insofar as such counsel is aware, except as set forth in the Disclosure Package and the Final Prospectus or in a document incorporated by reference into the Disclosure Package and the Final Prospectus, (A) there are no outstanding options, warrants or other rights to purchase from the Company or any Subsidiary shares of capital stock or ownership interests in the Company or any Subsidiary, (B) there are no outstanding agreements or other obligations of the Company or any Subsidiary to issue, or other rights to cause the Company or any Subsidiary to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Subsidiary and (C) no holder of securities of the Company or Subsidiary is entitled to have such securities registered under a registration statement filed by the Company. Neither the offering or sale of the Securities nor the filing of the Registration Statement gives rise or shall give rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any securities of the Company.

        (iv)  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Securities, the Indenture and the Alliant Agreement.

         (v)  The Indenture has been duly qualified under the Trust Indenture Act; the Indenture has been duly and validly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be affected by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        (vi)  The Securities are in the form contemplated by the Indenture. The Securities have each been duly and validly authorized, executed and delivered by the Company and, when paid for by the several Underwriters in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the

Company in accordance with their terms, except to the extent that the enforcement thereof may be affected by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

       (vii)  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to consummate the transactions contemplated thereby; the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by the Company. The Underwriting Agreement has been duly executed and delivered by the Company.

      (viii)  The Alliant Agreement has been duly and validly authorized by the Company, and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the other parties thereto), will have been duly executed and delivered and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        (ix)  The Indenture, the Securities and the Common Stock conform as to legal matters in all material respects to the descriptions thereof contained or incorporated by reference in the Disclosure Package and the Final Prospectus.

         (x)  The Registration Statement has become effective under the Securities Act; any required filing of the Preliminary Prospectus and the Final Prospectus and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement, the Preliminary Prospectus and the Final Prospectus (other than the financial statements and related schedules and other financial information contained therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder.

        (xi)  Insofar as such counsel is aware there are (A) no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary is subject which would be required under the Securities Act to be described in a registration statement or in a prospectus and are not described or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold under the Underwriting Agreement or the consummation of the other transactions described or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus and (B) no contracts, agreements or other documents to which the Company or any Subsidiary is a party which would be required under the Securities Act to be described in a registration statement or prospectus and are not described in the Disclosure Package and the Final Prospectus.

       (xii)  Insofar as such counsel is aware, neither the Company nor any Subsidiary is in violation of its certificate of incorporation or by-laws or other comparable organizational documents.

      (xiii)  The execution, delivery and performance of the Underwriting Agreement and the Indenture, and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities to the several Underwriters) will not conflict with or constitute or result in a breach or a default or Repayment Event under (or an event which with notice or passage of time or both would constitute a default or Repayment Event under), or in the imposition or creation of

(or the obligation to create or impose) a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary with respect to, (i) the certificate of incorporation or by-laws or other comparable documents of the Company or any Subsidiary, (ii) except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, any statute, agreement or instrument (including the Alliant Agreement) to which the Company or any of the Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject, or (iii) any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties.

      (xiv)  No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Securities to the several Underwriters or the other transactions contemplated in the Underwriting Agreement, except (A) as may be required under applicable securities laws in connection with the registration under the Securities Act of the Securities, and the Common Stock issuable upon conversion of the Securities and (B) as may be required under state securities or "Blue Sky" laws (as to which such counsel need express no opinion).

       (xv)  Neither the Company nor any of the Subsidiaries is, or immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Disclosure Package and the Final Prospectus under the caption "Use of Proceeds") will be, an "investment company" or "controlled" by an "investment company" as such terms are defined in the Investment Company Act, and the rules and regulations thereunder.

      (xvi)  Neither the sale, issuance, execution or delivery of the Securities nor any other transaction contemplated by the Underwriting Agreement will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     (xvii)  To the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities in connection with or as a result of the offering and sale of the Securities under the Underwriting Agreement.

    (xviii)  The statements under the captions "Risk Factors," "Our Business," ["Management," "Certain Relationships and Related Transactions,"] "Description Of Other Indebtedness," "Description of Notes," "Description of Capital Stock," "Description of in the Disclosure Package and the Final Prospectus or incorporated therein by reference, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly and accurately summarize in all material respects the information called for with respect to such documents and matters.

      (xix)  The shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon conversion of the Securities by all necessary corporate action of the Company and when issued will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the shares of Common Stock to be issued upon conversion of the Securities.

       (xx)  The statements under the caption "Material U.S. Federal Income Tax Consequences" in the Disclosure Package and the Final Prospectus, insofar as such statements constitute a summary of matters of U.S. federal tax laws referred to therein, provide a fair and accurate summary in all material respects of such matters under current law.

        At the time the foregoing opinion is delivered, Paul, Hastings, Janofsky & Walker LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Disclosure Package and the Final Prospectus and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Final Prospectus (except to the extent specified in paragraphs (xviii) and (xx)), no facts have come to its attention which lead it to believe that (i) on the Effective Date or at the time of execution of the Underwriting Agreement, the Registration Statement contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, (ii) at the Applicable Time the Disclosure Package contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus, as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

        In rendering its opinion, Paul, Hastings, Janofsky & Walker LLP may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the States of New York and Delaware.

        All references in this Exhibit A to the Final Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date. The opinion of such counsel shall be rendered to the Representative at the request of the Company and shall so state.

EXHIBIT B

Dated: May    , 2007

UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

        This letter is being delivered to you in connection with a proposed Underwriting Agreement (the "Underwriting Agreement") between Sciele Pharma, Inc., a Delaware corporation (the "Company") and the Representative of the several Underwriters named in Schedule I thereto, whereby the Underwriters have agreed to purchase $250,000,000 aggregate principal amount of the Company's Contingent Convertible Senior Notes due 2027 (the "Securities"), which are convertible into shares of common stock, par value $0.001 per share ("Common Stock"), of the Company pursuant to the Underwriting Agreement.

        In order to induce you to purchase the Securities pursuant to the Underwriting Agreement, the undersigned will not, without the prior written consent of UBS Securities LLC, offer, sell, sell short or otherwise dispose of, or file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, directly or indirectly (the "Lock-Up Period"), other than (i) shares of Common Stock disposed of as bona fide gifts, (ii) transfers incident to estate planning matters, including transfers of shares of Common Stock to one or more trusts for the benefit of the undersigned or members of the undersigned's family and (iii) testamentary transfers and other transfers of shares of Common Stock made pursuant to the laws of descent and distribution, provided, however, that in the case of any transfer, distribution or disposition pursuant to clause (i), (ii) or (iii) each donee, distributee or disposition recipient shall agree to be bound by the foregoing restrictions, (iv) the sale of Common Stock on May 16, 2007 pursuant to the existing 10b5-1 plan entered into by the undersigned and (v) the surrender by the undersigned of Common Stock to the Company or sale of Common Stock solely to cover the amount due as withholding taxes upon the vesting of shares of restricted stock or restricted stock units of the Company during the Lock-Up Period.

        If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,
Name: Address:

EXHIBIT C

Certificate of
Sciele Pharma, Inc.

        In connection with the offering by Sciele Pharma, Inc. (the "Issuer") of up to $287,500,000 of its      % Contingent Convertible Senior Notes due 2027, I, Darrell Borne, solely in my capacity as the Executive Vice President and Chief Financial Officer, Secretary and Treasurer of Sciele Pharma, Inc., and, pursuant to Section 6(l) of the Underwriting Agreement dated May 8, 2007, between UBS Securities LLC, as representatives of the several underwriters listed on Schedule I thereto, and the Issuer (the "Underwriting Agreement"), do hereby certify that, to the best of my knowledge and belief, without any personal liability as to the contents hereof, nothing has come to my attention that causes me to believe that the consolidated financial statements of the Issuer, as of and for the year ended December 31, 2004, the selected financial data for fiscal years 2003 and 2002 contained in the Issuer's Form 10-K for the year ended December 31, 2006, or any information derived from such financial statements or selected financial data, included or incorporated by reference in the Disclosure Package and the Final Prospectus, was inaccurate as of the date of such financial statements or as of the date hereof.

        Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this            day of May, 2007.

SCIELE PHARMA, INC.,
By:	Name: Darrell Borne Title: Executive Vice President and Chief Financial Officer, Secretary and Treasurer

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SCIELE PHARMA, INC. $250,000,000 % Contingent Convertible Senior Notes due 2027 UNDERWRITING AGREEMENT
SCHEDULE I
SCHEDULE II
SCHEDULE III Material Patents
[INTENTIONALLY EXCLUDED]
SCHEDULE IV
EXHIBIT A Opinion of Paul, Hastings, Janofsky & Walker LLP Counsel for the Company
EXHIBIT B
EXHIBIT C